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                         CMC/CORPORATE INCENTIVE PLAN
                                     FY 94



I.     PURPOSE

       The purpose of this plan is to provide an incentive to certain executives and key employees of the Company who contribute to the success of the enterprise by offering an opportunity to such persons to earn compensation in addition to their salaries, based on the operating income of the Company.



II.    ELIGIBLE PARTICIPANTS

       Eligibility for participation in the Incentive Plan shall be determined by management from among those key employees who are in a position to materially contribute to the success of the Company. Specific requirements for participation are outlined in Section VIII C, Conditions for Receiving Payment, in the Definition of Terms.

       If a person otherwise eligible for participation in the Incentive Plan becomes an employee of the Company during the fiscal year, such employee shall be eligible to receive a prorated portion of an annual bonus (number of semimonthly pay periods of employment divided by twenty-four), subject to approval of such employee's vice president or, in the case of an officer, his superior's approval.



III.   METHOD OF ALLOCATION

       Each participant must meet the goals established by management. In order to receive a bonus, each participant must be recommended for all, part or none of his bonus by his superior, with the approval of the Chairman. Each participant's assigned bonus percentage corresponds to established targets set by management. The percentages are on a variable scale. The various percentages of achievement are:



                                                    Target Bonus Percentage

                                                90%  95%    100%    110%   120%

       Executive Officer                        0%   40%   50.0%   67.5%   85%
       Senior Vice President                    0%   32%   40.0%   65.0%   85%
       Vice President                           0%   32%   40.0%   65.0%   85%
       Assistant Vice President                 0%   26%   32.5%   60.0%   80%
       Sr. Exec., Exec. and Sr. Director        0%   20%   25.0%   40.0%   50%
       Director                                 0%   12%   15.0%   25.0%   35%
       Corporate                                0%    4%    5.0%   10.0%   15%
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IV.    PLAN SEGMENTS

       For corporate personnel, the Incentive Plan consists of one segment with one target:

            1. an EBDIT (defined in Section VIII A.) bonus target for the corporation


V.     DISTRIBUTION

       The distribution of bonuses shall be made promptly after completion of unaudited financial statements for the 1994 Fiscal Year or as may be otherwise approved by the Board of Directors. Specific provisions regarding distribution are outlined in Section VIII C, Conditions for Receiving Payment, in the Definition of Terms.


VI.    ADMINISTRATION

       The Plan will be administered by the Executive Committee of the Company.


VII.   INTERPRETATION AND DURATION

       Any areas of question, interpretation, dispute, etc., concerning any area of this plan shall be governed by the Executive Committee of the Company. The Executive Committee is defined as the Chairman, the Executive Vice President and Chief Financial Officer, and the Vice President of Administrative Services. This plan shall be effective for the fiscal year beginning October 1, 1993. The Executive Committee and the Board of Directors each retain the authority to modify, repeal or discontinue the plan.


VIII.  DEFINITION OF TERMS

       A.   EBDIT

            EBDIT is income of the Company before (1) interest expense, (2) ESOP expense, (3) depreciation and amortization, (4) provision for state and federal income taxes, (5) interest income, (6) restructuring charges, and (7) stock option expense, subject to adjustment for the following:

                  A significant, unexpected change in the operation of the company as a result of condemnation, major physical damage from a fire or other catastrophe, strike, governmental seizure, or disruption due to construction will result in an adjustment to income. This will avoid any penalty or windfall as a result of changes in capacity to contribute to overall parent company earnings which are not the result of the participant's ability to manage the operation. This does not include changes in Blue Cross or governmental reimbursement policies, loss of a prime admitter, expansion by another hospital, etc., which are regarded as normal business risks.

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      B.    Change in Accounting Policy or Practice

            A material change (from the prior year) in accounting policy or practice which has an effect on the Company's EBDlT (i.e., changes in the procedures for reserving for doubtful accounts, asset sales or acquisitions, etc.) will be considered as an adjustment to EBDIT. Year end adjustments to correct prior errors or to adjust previous estimates and accruals will not be regarded as changes in policy or practice.

      C.    Conditions For Receiving Payment

            Incentive compensation under the Incentive Plan is not an integral part of an employee's compensation package. An employee's base salary compensates the employee for the expected results of any given job. Payment of incentive compensation is in the discretion of the Executive Committee.

            No incentive compensation will be paid to any employee if employment is terminated, whether voluntary or involuntary, prior to the actual payment date. However, the Executive Committee retains authority to make exceptions to the foregoing policy in unusual or meritorious cases including, but not limited to, the death of an employee during the fiscal year or termination of employment due to total or partial disability or retirement with the consent of the Company.

            If a person (eligible for the Incentive Plan) joins the Company within the first three quarters of the fiscal year, he will be eligible for the prorated amount of his bonus subject to the approval of the Executive Committee.



























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                   CHARTER MEDICAL CORPORATION
                     1992 STOCK OPTION PLAN
      (as amended on 8/27/92, 4/1/93, 12/2/93 and 9/15/94)


     1.  Purpose.  The purpose of the Charter Medical Corporation
1992 Stock Option Plan is to motivate and retain key employees of Charter Medical Corporation and its Subsidiaries who have major responsibility for the attainment of the primary long-term performance goals of Charter Medical Corporation.

     2. Definitions. The following terms shall have the following meanings:

          "Board" means the Board of Directors of the Corporation.

          "Cause" means a finding by the Corporation that the Participant (i) has materially breached any material term of any employment contract between the Participant and the Corporation or any Subsidiary; (ii) is convicted by a court of competent jurisdiction of, or pleads nolo contendere to, a felony; (iii) refuses, fails or neglects to perform his employment duties as specified under any employment contract with the Corporation or any Subsidiary or as specified by his superiors or the Board, and such refusal, failure or neglect is substantially detrimental to the business of the Corporation or any Subsidiary; (iv) engages in illegal or other wrongful conduct substantially detrimental to the business or reputation of the Corporation or any Subsidiary; or (v) develops or pursues interests substantially adverse to the Corporation or any Subsidiary.

          "Change in Control" means at any time following the consummation of the Restructuring (i) the sale, lease, transfer or other disposition in one or more related transactions of all or substantially all of the Corporation's assets, or the sale of substantially all of the stock or assets of the Corporation's subsidiaries that constitute a sale of substantially all of the Corporation's assets, to any person or related group of persons (including a "group" as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the merger or consolidation of the Corporation with or into another corporation, or the merger of another corporation into the Corporation or any other transaction, with the effect that the stockholders of the Corporation immediately prior to such transaction hold less than 50% of the total voting power entitled to vote in the election of directors, managers or trustees of the surviving corporation resulting from such consolidation or such other transaction, (iii) any person or related group of persons acquires a majority in interest of the voting power or voting stock of the Corporation, or (iv) the liquidation or dissolution of the Corporation.

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          "Code" means the Internal Revenue Code of 1986, as
     amended, and the rules promulgated thereunder.

          "Committee" means a committee of two or more members of the Board constituted and empowered by the Board to administer the Plan in accordance with its terms.

          "Contract Target EBDIT" means 100% of Target EBDIT for the Corporation's 1991 fiscal year, 80% of Target EBDIT for the Corporation's 1992 fiscal year and, for each fiscal year of the Corporation during the period commencing October 1, 1992 and ending September 30, 1995, 90% of Target EBDIT, as illustrated on Exhibit A.

          "Corporation" means Charter Medical Corporation, a
     Delaware corporation.

          "Director" means a member of the Board.

          "Disability" means a physical or mental condition under which the Participant qualifies for (or will qualify for after expiration of a waiting period) disability benefits under the long-term disability plan of the Corporation or Subsidiary that employs such Participant.

          "EBDIT" means earnings of the Corporation, on a consolidated basis, before depreciation and amortization, interest, taxes, ESOP expense and deferred compensation expense, expense of the Plan and provision for restructuring of operations, any gains (or losses) resulting from the early extinguishment of debt, any gains (or losses) resulting from the sale of assets other than in the ordinary course of business, and any gains (or losses) resulting from the termination of any interest rate or currency rate protection agreement, determined in accordance with generally accepted accounting principles consistently applied over the period.

          "Effective Date" means the date that the Corporation's Plan of Reorganization pursuant to chapter 11 of the United States Bankruptcy Code and the rules promulgated thereunder becomes effective and the Restructuring is consummated.

          "ERISA" means the Employee Retirement Income Security
     Act of 1974, as amended, and the rules promulgated thereunder.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" means: (1) If the Stock is listed on a national securities exchange (as such term is defined by the Exchange Act) or is regularly traded in the over-the-counter market on the date of determination, the price equal to the mean between the high and low sales prices of a share of Stock on said national securities

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

     exchange on that day (or if no shares of the Stock are traded on that date but there were shares traded on dates within a reasonable period both before and after such date, the Fair Market Value shall be the weighted average of the means between the high and low sales prices of the Stock on the nearest date before and the nearest date after that date on which shares of the Stock are traded) or of the mean between the high "bid" and low "asked" prices per share in said over-the-counter market on that day, as reported by the National Association of Securities Dealers Automated Quotation System (or a successor to such system); (2) If the Stock is traded both on a national securities exchange and in the over-the-counter market, the Fair Market Value shall be determined by the prices on the national securities exchange, unless transactions on such exchange and in the over-the-counter market are jointly reported on a consolidated reporting system, in which case the Fair Market Value shall be determined by reference to such consolidated reporting system; (3) If the Stock is not listed for trading on a national securities exchange and is not regularly traded in the over-the-counter market, then the Committee shall determine the Fair Market Value of the Stock from time to time in its sole discretion.

          "Financial Target EBDIT" means, for each fiscal year of the Corporation during the period commencing October 1, 1990 and ending September 30, 1995, 95% of Target EBDIT, as illustrated on Exhibit A. For the purpose only of determining whether Financial Target EBDIT or cumulative Financial Target EBDIT has been achieved, an amount not in excess of $10 million will be added to EBDIT for the Corporation's 1992 fiscal year to the extent necessary in order for EBDIT for such fiscal year to equal 95% of Target EBDIT for the Corporation's 1992 fiscal year.

          "Option" means a Series A Option or a Series B Option granted pursuant to Section 6.

          "Participant" means an employee of the Corporation or any of its Subsidiaries who is selected to participate in the Plan in accordance with Section 4.

     "Plan" means the Charter Medical Corporation 1992 Stock
Option Plan.

          "Restructuring" means the restructuring of the Corporation's debt and equity capitalization to be effected pursuant to the Corporation's Plan of Reorganization pursuant to chapter 11 of the Bankruptcy Code.

          "Series A Options" means options to purchase shares of Stock granted pursuant to Section 6, which options shall have a per share exercise price of $4.36 unless adjusted in accordance with the terms and provisions of this Plan.

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          "Series B Options" means options to purchase shares of
     Stock granted pursuant to Section 6, which options shall have a per share exercise price of $9.60 unless adjusted in accordance with the terms and provisions of this Plan.

          "Stock" means the common stock, par value $0.25 per share, of the Corporation to be authorized upon consummation of the Restructuring.

          "Stock Option Agreement" means the written agreement or instrument which sets forth the terms of an Option granted to a Participant under this Plan.

          "Subsidiary" means any corporation, as defined in
     Section 7701 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, of which the Corporation, at the time, directly or indirectly, owns 50% or more of the outstanding securities having ordinary voting power to elect directors (other than securities having voting power only by reason of a contingency).

          "Target EBDIT" means, for each fiscal year of the Corporation commencing October 1, 1990, the amount of EBDIT set forth for such year in Section 8, and as illustrated on Exhibit A.

     3. Administration. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee, acting in its absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret the Plan and (subject to Section 19 and Rule 16b-3 under the Exchange Act, if applicable) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances. All actions of the Committee shall be binding on the Corporation, on each affected Participant and on each other person directly or indirectly affected by such action. Following such time as the Stock is first registered under
Section 12 of the Exchange Act, no member of the Board shall serve as a member of the Committee unless such member is a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act.

     4. Participation. Participants in the Plan shall be limited to those employees of the Corporation or any of its Subsidiaries who have been selected to participate in the Plan by the Committee acting in its absolute discretion.

     5. Maximum Number of Shares Subject to Options. Subject to the provisions of Section 10, there shall be 3,437,939 shares of Stock reserved for use under this Plan, and such shares of Stock shall be reserved to the extent that the Committee and the Board deems appropriate from authorized but unissued shares of Stock or from shares of Stock which have been reacquired by the Corporation. Furthermore, any shares of Stock subject to any

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Option which remain after the cancellation, expiration, exchange or forfeiture of such Option thereafter shall again become available for use under this Plan. All authorized and unissued shares issued upon exercise of Options under the Plan shall be fully paid and nonassessable shares.

     6. Grant of Options. The Committee, acting in its absolute discretion, shall have the right to grant Options to Participants under this Plan from time to time and, further, shall have the right to grant new Options in exchange for outstanding Options granted pursuant to this Section 6; provided, however, that the maximum number of shares of Stock issuable upon exercise of Series A Options shall not exceed 2,435,207, subject to adjustment as provided in Section 10.

     7. Terms and Conditions of Options. Options granted pursuant to the Plan shall be evidenced by Stock Option Agreements in such form as the Committee from time to time shall approve and including such terms and conditions not inconsistent with the provisions set forth in the Plan as the Committee may determine; provided, that such Stock Option Agreements and the Options granted shall comply with and be subject to the following terms and conditions:

          (a) Employment. Each Participant shall agree to remain in the employ of and to render services to the Corporation or a Subsidiary thereof for such period as the Committee may require in the Stock Option Agreement; provided, however, that such agreement shall not impose upon the Corporation or any Subsidiary thereof any obligation to retain the Participant in its employ for any period.

          (b) Number of Shares. Each Stock Option Agreement shall state the total number of shares of Stock to which it pertains.

     (c) Exercise Price. With respect to options granted prior to March 31, 1993, the exercise price per share for Series A Options shall be $4.36, subject to adjustment as contemplated by
Section 9 and 10. With respect to options granted on or after March 31, 1993, the exercise price per share for Series A Options shall be Fair Market Value of the Stock on the date of grant, but not less than $4.36 per share, subject to adjustment as contemplated by Sections 9 and 10. The exercise price per share for Series B Options shall be $9.60, subject to adjustment as contemplated by Sections 9 and 10.

          (d) Medium and Time of Payment. The exercise price shall be payable upon the exercise of the Option, or as provided in Section 7(e) if the Corporation adopts a broker-directed cashless exercise/resale procedure, in each case in an amount equal to the number of shares then being purchased times the per share exercise price. Payment, at the election of the Participant, shall be (i) in cash; (ii) by delivery to the Corporation of a certificate or certificates for shares of Stock duly endorsed for transfer

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     to the Corporation with signature guaranteed by a member
     firm of the New York Stock Exchange or by a national banking association, (iii) by the withholding by the Corporation of shares of stock that otherwise would be issued to the Participant as a result of the exercise of such Option to the extent that the Participant elects to pay such exercise price through such withheld shares of Stock (provided, however, that any such election and withholding of shares of Stock pursuant to this clause (iii) shall be effected so as to comply with the provisions of Rule 16b-3 under the Exchange Act, if applicable), or (iv) by a combination of
     (i), (ii) and (iii). In the event of any payment by delivery or withholding of shares of Stock, such shares shall be valued on the basis of their Fair Market Value determined as of the day prior to the date of delivery or withholding. If payment is made by delivery of shares of Stock, the value of such Stock may not exceed the total exercise price payment; but the preceding clause shall not prevent delivery of a stock certificate for a number of shares having a greater value, if the number of shares to be applied to payment of the exercise price is designated by the Participant and the Participant requests that a certificate for the remainder shares be delivered to the Participant.

          In addition to the payment of the purchase price of the shares of Stock then being purchased, a Participant shall also, pursuant to Section 16, pay to the Corporation or otherwise provide for an amount equal to the amount, if any, which the Corporation at the time of exercise is required to withhold under the income tax withholding provisions of the Internal Revenue Code and other applicable income tax laws.

          (e) Method of Exercise. All Options shall be exercised (i) by written notice directed to the Secretary of the Corporation at its principal place of business, accompanied by payment made in accordance with the foregoing subsection (d) of the option exercise price for the number of shares specified in the notice of exercise and by any documents required by Section 14, or (ii) by complying with the exercise and other provisions of any broker-directed cashless exercise/resale procedure adopted by the Corporation and approved by the Committee, and by delivery of any documents required by Section 14. The Corporation shall make delivery of such shares within a reasonable period of time or in accordance with applicable provisions of any such broker-directed cashless exercise/resale procedure; provided, however, that if any law or regulation requires the Corporation to take any action (including but not limited to the filing of a registration statement under the Securities Act of 1933 and causing such registration statement to become effective) with respect to the shares specified in such notice before their issuance, then the date of delivery of such shares shall be extended for the period necessary to take such action.

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          (f)  Term of Options.  Except as otherwise specifically
     provided in the Plan or in a particular Stock Option
     Agreement, the terms of all Options shall commence on the date of grant and shall expire on October 1, 2000.

          (g) Exercise of Options. Options are exercisable only to the extent they are vested as provided in Section 8. After Options have vested in accordance with Section 8, such Options are exercisable at any time, in whole or in part during their terms, except that Options that vest prior to December 31, 1995 shall not be exercisable after September 30, 2000. If a Participant's employment with the Corporation or any Subsidiary is terminated without Cause, the vested portion of each Option held by such Participant on the date of such termination (after giving effect to the provisions of Section 8) may be exercised for one year following the date of termination of employment, or, if such termination occurs subsequent to September 30, 1995, within six months of such termination of employment. In the event of the death, Disability or retirement at or after age 65 of a Participant, the vested portion of each Option held by such Participant on the date of such event may be exercised within six months of the date of such event.

     In the event of the death of a Participant, the vested portion of each Option previously held by such Participant may be exercised within the time set forth above by the executor or other legal representative of such Participant.

          (h) Adjustments Upon Changes in Capitalization. Upon a change in capitalization pursuant to Section 10, the number of shares covered by an Option and the per share option exercise price shall be adjusted in accordance with the provisions of Section 10.

          (i) Transferability. No Option shall be assignable or transferable by the Participant except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or ERISA. The designation of a beneficiary shall not constitute a transfer; and, during the lifetime of a Participant, all Options held by such Participant shall be exercisable only by him or his lawful representative in the event of his incapacity.

          (j) Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to shares covered by his Option until the date of the issuance of the shares to him and only after such shares are fully paid. Unless specified in Section 10, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.

          (k)  Miscellaneous Provisions.  The Stock Option
     Agreements authorized under the Plan may contain such other provisions not inconsistent with the terms of this Plan as the Committee shall deem advisable.

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     8.   Vesting.  Options granted under this Plan shall be
exercisable only to the extent such Options have become vested pursuant to this Section 8.

          (a) Options granted under this Plan prior to, on or within ninety (90) days following the Effective Date (1) shall become vested as follows, or (2), in the discretion of the Committee, shall become vested on terms that are no more favorable to a Participant than the following terms:

               (i) 20% (or such lesser amount as the Committee may determine) of each Option shall be deemed vested on the Effective Date or date of grant, whichever is later.

               (ii) 20% of each Option shall vest as of the last day of each of the fiscal years 1992 through 1995 in which the Corporation achieves 100% of cumulative Target EBDIT through such fiscal year. If cumulative Target EBDIT is achieved through a given fiscal year between the end of fiscal year 1991 through fiscal year 1995, such percentage of each Option which would have become vested had the Corporation achieved Target EBDIT for prior fiscal years shall be deemed vested as of the last day of the fiscal year in which cumulative Target EBDIT was achieved by the Corporation. Target EBDIT for each of the fiscal years 1991 through 1995 is set forth below and on Exhibit A:


Fiscal Year                           Target EBDIT

   1991                               Actual
   1992                             $222.000 million
   1993                             $231.000 million
   1994                             $154.692 million
   1995                             $255.000 million

               (iii) 10% of each Option shall vest as of the last day of each of the fiscal years 1992 through 1995 in which the Corporation achieves exactly 100% of cumulative Financial Target EBDIT through such fiscal year. If cumulative Financial Target EBDIT is exactly achieved through a given fiscal year between the end of fiscal year 1991 through fiscal year 1995, such percentage of each Option which would have become vested had the Corporation achieved exactly 100% of Financial Target EBDIT for prior fiscal years shall be deemed vested as of the last day of the fiscal year in which cumulative Financial Target EBDIT was achieved exactly by the Corporation.

               (iv) To the extent that the Corporation achieves a level of cumulative EBDIT between cumulative Target EBDIT and cumulative Financial Target EBDIT as of the end of any of the fiscal years 1992 through 1995, there


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          shall be deemed to have vested as of the last day of
          such fiscal year such percentage of each Option as shall equal [A - (B X C)] - D where:

          A equals:

               the cumulative percentage of Options which would be deemed vested as of the last day of the fiscal year with respect to which this calculation is made had the Corporation achieved cumulative Target EBDIT through such date;

          B equals:

               (1) the difference between (a) the cumulative percentage of Options which would be deemed vested as of the last day of the fiscal year with respect to which this calculation is made had the Corporation achieved cumulative Target EBDIT through such date and (b) the cumulative percentage of Options which would be deemed vested as of the same date had the Corporation achieved exactly the cumulative Financial Target EBDIT for each of the fiscal years through such date, divided by (2) the difference between cumulative Target EBDIT through such date and cumulative Financial Target EBDIT through such date;

          C equals:

               the difference between cumulative Target EBDIT and cumulative EBDIT as of the last day of the fiscal year with respect to which this calculation is made; and

          D equals:

               the percentage of each Option which has already become vested.

               (v) The unvested portion of each Option shall become fully vested in the event of a Change in Control.

               (vi) The unvested portion of each Option shall terminate and be cancelled immediately upon the termination of a Participant's employment with the Corporation or any Subsidiary for Cause.

               (vii) With respect to Options granted prior to August 27, 1992, if a Participant's employment with the Corporation or any Subsidiary is terminated without Cause or upon the death, Disability or retirement at or after age 65, the unvested portion of each Option shall: (a) vest as of the date of termination of employment, death, Disability or retirement at or after


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          age 65 if cumulative Contract Target EBDIT has been
          achieved by the Corporation through the end of the fiscal year ending most recently prior to the date of such termination of employment, death, Disability or retirement at or after age 65, or (b) terminate and be cancelled immediately upon termination of employment if cumulative Contract Target EBDIT has not been achieved by the Corporation through the end of the fiscal year ending most recently prior to the date of such termination of employment. With respect to Options granted on or after August 27, 1992, if a Participant's employment is terminated without Cause or upon the death, Disability or retirement at or after age 65, the unvested portion of each Option shall: (a) terminate and be cancelled immediately as of the date of termination of employment, death, Disability or retirement at or after age 65, or (b) vest, in whole or in part, as provided by the Committee in its discretion.

          (b) Options granted under this Plan after ninety (90) days following the Effective Date shall become vested on such terms and conditions as the Committee shall determine, after consultation with the Chief Executive Officer.

     9.   Adjustment of Exercise Price.

     In addition to adjustments made as a result of a change in the capitalization of the Corporation as provided in Section 10, the exercise price of Options shall be adjusted as follows:

          (a) Change in Control. In the event of a Change in Control within three years following the Effective Date, the option exercise price per share shall be automatically reduced so as to equal the applicable percentage of the full exercise price per share set forth in the table below:

If Change in Control
     Occurs:             Percent of Full Exercise Price

Within twelve months
of the Effective Date
(Year One)                              50%

First Quarter of
Year Two                                56.25%

Second Quarter of
Year Two                                62.5%

Third Quarter of
Year Two                                68.75%

Fourth Quarter of
Year Two                                75%

First Quarter of
Year Three                              81.25%

Second Quarter of
Year Three                              87.5%

Third Quarter of
Year Three                              93.75%

Fourth Quarter of
Year Three and Thereafter              100%

           (b)   Termination  Without  Cause.   With  respect  to
Options granted prior to August 27, 1992, the exercise price of Options shall be adjusted as follows:

          (i) If a Participant's employment with the Corporation or any Subsidiary is terminated without Cause, the exercise price per share of the vested portion of each Option of such Participant shall be reduced to 50% of the full exercise price if cumulative Contract Target EBDIT has been achieved by the Corporation through the end of the fiscal year ending most recently prior to the date of termination of employment of a Participant without Cause.

          (ii) If cumulative Target EBDIT has been achieved by the Corporation through the end of the fiscal year ending most recently prior to the date of termination of employment of a Participant without Cause, the exercise price per share of the vested portion of each Option of such Participant shall be equal to: (a) the par value per share of shares of Stock issued from authorized but unissued shares of Stock in satisfaction of the exercise of the vested portion of such Options, and (b) $0.10 per share for shares of Stock issued from shares of Stock held by the Corporation as treasury shares in satisfaction of the exercise of the vested portion of such Options.

          (iii) If the Corporation has achieved a level of cumulative EBDIT in excess of cumulative Contract Target EBDIT through the end of the fiscal year most recently preceding the date of a Participant's termination of employment without Cause, but such cumulative EBDIT achieved by the Corporation does not equal or exceed cumulative Target EBDIT through such period, the percentage of the full exercise price per share of the vested percentage of each Option of such Participant shall equal the product of A and B where:

A equals:

     (a) 50 divided by (b) the difference between 100% and the percentage derived by dividing cumulative Contract Target EBDIT by cumulative Target EBDIT through the end of the fiscal year with respect to which this calculation relates; and

B equals:

     the difference between 100% and the percentage of cumulative
     Target EBDIT achieved by the Corporation through the end of the fiscal year with respect to which this calculation relates;

provided, however, that in no event shall the exercise price per share of Stock be reduced to an amount per share of less than (i) the par value per share of shares of Stock issued from authorized but unissued shares of Stock, or (ii) $.10 per share for shares of Stock issued from shares of Stock held by the Corporation as treasury shares, in satisfaction of the exercise of the vested portion of any Option.


     With respect to Options granted on or after August 27, 1992, the exercise price of Options shall not be adjusted upon termination of employment without Cause, except as may be otherwise provided by the Committee, in its discretion.

     10. Change in Capitalization. If the Stock should, as a result of a stock split or stock dividend, combination of shares, recapitalization or other change in the capital structure of the Corporation or exchange of Stock for other securities by reclassification or otherwise, be increased or decreased or changed into, or exchanged for, a different number or kind of shares or other securities of the Corporation, or any other corporation, then the number of shares covered by Options, the number and kind of shares which thereafter may be distributed or issued under the Plan and the per share option price of Options shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent dilution of or increase in the rights granted to, or available for, Participants.

     11. Fractional Shares. In the event that any provision of this Plan or a Stock Option Agreement would create a right to acquire a fractional share of Stock, such fractional share shall be disregarded.

     12. Successor Corporation. The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation and shall continue to be binding upon the Corporation notwithstanding any change in ownership of the Corporation. The Corporation agrees that it will make appropriate provision for the preservation of Participants' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such transfer of assets or ownership.

     13. Non-Alienation of Benefits. Except insofar as applicable law may otherwise require, (i) no Options, rights or interest of Participants or Stock deliverable to any Participant at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge of encumbrance of any kind, and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any such amount, whether presently or thereafter payable, shall be void; and (ii), to the fullest extent permitted by law, the Plan shall in no manner be liable for, or subject to, claims, liens, attachments or other like proceedings or the debts, liabilities, contracts, engagements, or torts of any Participant or beneficiary. Nothing in this Section 13 shall prevent a Participant's rights and interests under the Plan from being transferred by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or ERISA; provided, however, that no transfer by will or by the laws of descent and distribution shall be effective to bind the Corporation unless the Committee or its designee shall have been furnished before or after the death of such Participant with a copy of such will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.

     14. Listing and Qualification of Shares. The Corporation, in its discretion, may postpone the issuance or delivery of shares of Stock until completion of any stock exchange listing, or other qualification or registration of such shares under any state or federal law, rule or regulation, as the Corporation may consider appropriate, and may require any Participant to make such representations, including, but not limited to, a written representation that the shares are to be acquired for investment and not for resale or with a view to the distribution thereof, and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations. The Corporation may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

     15. No Claim or Right Under the Plan. No employee of the Corporation or any Subsidiary shall at any time have the right to be selected as a Participant in the Plan nor, having been selected as a Participant and granted an Option, to be granted any additional Option. Neither the action of the Corporation in establishing the Plan, nor any action taken by it or by the Board or the Committee thereunder, nor any provision of the Plan, nor participation in the Plan, shall be construed to give, and does not give, to any person the right to be retained in the employ of the Corporation or any Subsidiary, or interfere in any way with the right of the Corporation or any Subsidiary to discharge or terminate any person at any time without regard to the effect such discharge or termination may have upon such person's rights, if any, under the Plan.

     16. Taxes. The Corporation may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to Options under the Plan, including, but not limited to, (i) deducting the amount required to be withheld from salary or any other amount then or thereafter payable to a Participant, beneficiary or legal representative,
(ii) requiring a Participant, beneficiary or legal representative to pay to the Corporation the amount required to be withheld as a condition of releasing the Stock or (iii) complying with applicable provisions of any broker-directed cashless exercise/resale procedure adopted by the Corporation pursuant to
Section 7(e). If, in the exercise of an Option, the Corporation requires payment pursuant to (ii), then, to the extent permitted by the Corporation in its discretion, payment may be made in any medium provided for in subsection (d) of Section 7. The Committee also shall have the right to provide in any Stock Option Agreement that a Participant may elect to satisfy federal and state withholding requirements through a reduction in the number of shares of Stock actually transferred to such Participant under this Plan and, if applicable, any such election and any such reduction shall be effected so as to satisfy the conditions of Rule 16b-3 under the Exchange Act.

     17. No Liability of Directors. No member of the Board or Committee shall be personally liable by reason of any contract or other instrument executed by such member on his behalf in his capacity as a member of the Board or Committee, nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless each employee, officer and Director of the Corporation, to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan to the fullest extent permitted or required by the Corporation's governing instruments and, in addition, to the fullest extent of any applicable insurance policy purchased by the Corporation.

     18. Other Plans. Nothing contained in the Plan is intended to amend, modify or rescind any previously approved compensation plans or programs entered into by the Corporation or its

Subsidiaries. The Plan shall be construed to be in addition to any and all such plans or programs. No award of Options under the Plan shall be construed as compensation under any other executive compensation or employee benefit plan of the Corporation or any of its Subsidiaries, except as specifically provided in any such plan or as otherwise provided by the Committee. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power or authority of the Board to adopt such additional compensation or incentive arrangements as the Board may deem necessary or desirable.

     19. Amendment or Termination. This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the stockholders of the
Corporation: (1) if stockholder approval of such amendment is required for continued compliance with Rule 16b-3 of the Exchange Act, or (2) if stockholder approval of such amendment is required by any other applicable laws or regulations or by the rules of the American Stock Exchange as long as the Stock is listed for trading on such Exchange. The Committee also may suspend the granting of Options under this Plan at any time and may terminate this Plan at any time; provided, however, the Corporation shall not have the right initially to modify, amend or cancel any Option granted before such suspension or termination unless (1) the Participant consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Corporation or a transaction described in
Section 10 of this Plan or (3) there is a Change in Control.

     20. Captions. The captions preceding the sections of the Plan have been inserted solely as a matter of convenience and shall not, in any manner, define or limit the scope or intent of any provisions of the Plan.

     21. Governing Law. The Plan and all rights thereunder shall be governed by, and construed in accordance with, the laws of the State of Georgia, without reference to the principles of conflicts of law thereof.

     22. Expenses. All expenses of administering the Plan shall be borne by the Corporation.

     23. Effective Date. The Plan shall be effective as of the Effective Date following its adoption by the Board, provided that the stockholders of the Corporation shall approve this Plan after the date of its adoption in accordance with the requirements of Rule 16b-3 under the Exchange Act at a meeting of stockholders to be held prior to the Effective Date.




                                      ANNEX I

                         1992 STOCK OPTION PLAN - EXHIBIT A



                                               Cumulative
                    Cumulative    Financial    Financial    Contract    Cumulative
Fiscal    Target      Target        Target      Target       Target       Target
 Year     EBDIT       EBDIT         EBDIT        EBDIT        EBDIT        EBDIT

 1991     216           216          205.2        205.2        216          216

 1992     222           438          210.9        416.1        177.6        393.6

 1993     231           669          219.5        635.6        207.9        601.5

 1994     154.692        --           --           --           --           --

 1995     255            --           --           --           --           --





                     NOTE:  All EBDIT figures are in millions.


                      CHARTER MEDICAL CORPORATION
                     DIRECTORS' STOCK OPTION PLAN
       (as amended on December 15, 1993 and September 15, 1994)


      1. Purpose. The Charter Medical Corporation Directors' Stock Option Plan (the "Plan") is intended as an incentive and as a means of encouraging stock ownership by non-employee members of the Board of Directors of Charter Medical Corporation (the "Company").

      2.    Administration.

       (a) The Plan shall be administered, construed and interpreted by the Compensation Committee (the "Committee") of the Board of Directors. During any time that the Board of Directors does not have a Compensation Committee, the duties of the Committee under the Plan shall be performed by the Board of Directors.

      (b) The interpretation and construction by the Committee of any provision of the Plan, any option granted under it or any Stock Option Agreement and any determination by the Committee, pursuant to any provision of the Plan, any such option or any provisions of a Stock Option Agreement, shall be final and conclusive. The terms and conditions of each individual Stock Option Agreement shall be in accordance with the provisions of the Plan, but the Committee may provide for such additional terms and conditions, not in conflict with the provisions of the Plan, as it deems advisable.

       3.     Eligibility.   Members of the Board of Directors who are
not employees of the Company or any subsidiary shall be granted options under and pursuant to the terms of the Plan.

      4. Stock. The stock subject to the options and other provisions of the Plan shall be authorized but unissued or reacquired shares of the $.25 par value Common Stock of the Company (the "Common Stock"). Subject to readjustment in accordance with the provisions of Section 6(h), the total amount of Common Stock on which options may be granted to Directors under the Plan shall not exceed in the aggregate 175,000 shares.

       If any outstanding option (or portion thereof) under the Plan for any reason expires unexercised or is terminated without exercise prior to the end of the period during which options may be granted, the shares of Common Stock allocable to the unexercised portion of such option again may be subjected to an option under the Plan.

      5. Grant of Options. Each eligible Director shall be granted on the later of February 4, 1993, or the date he or she first becomes a Director an option to purchase 25,000 shares of Common Stock, for so long as shares are available under the Plan, but no option shall be granted after February 4, 1998. Options granted shall be subject to the vesting and other terms and conditions of the Plan and each optionee's Stock Option Agreement.

       6. Terms and Conditions of Options. Stock options granted pursuant to the Plan shall be evidenced by Stock Option Agreements in such form as the Committee from time to time shall approve; such agreements and the stock options granted thereby shall comply with and be subject to the following terms and conditions:

            (a)   Number  of  Shares.   Each  Stock  Option  Agreement
shall  state  the  total  number  of  shares  of Common Stock to which
it       pertains.

            (b) Exercise Price. The exercise price per share shall be the arithmetic average of the Fair Market Value per share of the Common Stock on the ten trading days that precede the date of grant, including the date of grant as the tenth trading day, on which shares of the Common Stock are traded.

            (c) Medium and Time of Payment. The exercise price shall be payable upon the exercise of the option, or as provided in Section 6(f) if the Company adopts a broker-directed cashless exercise/resale procedure, in each case in an amount equal to the number of shares then being purchased times the per share exercise price. Payment at the election of the optionee, shall be (i) in cash; (ii) by delivery to the Company of a certificate or certificates for shares of Common Stock, duly endorsed for transfer to the Company with signature guaranteed by a member firm of the New York Stock Exchange or by a national banking association; (iii) by the withholding by the Company of shares of stock that otherwise would be issued to the optionee as a result of the exercise of such option to the extent that the optionee elects to pay such exercise price through such withheld shares of Common Stock (provided, however, that any such election and withholding of shares pursuant to this clause (iii) shall be effected so as to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934, if applicable); or (iv) by a combination of (i), (ii) and (iii). In the event of any payment by delivery or withholding of shares of Common Stock, such shares shall be valued on the basis of their Fair Market Value determined as of the day prior to the date of delivery or withholding. If payment is made by delivery of shares of Common Stock, the value of such shares may not exceed the total exercise price payment; but the preceding clause shall not prevent delivery of a stock certificate for a number of shares having a greater value, if the number of shares to be applied to payment of the exercise price is designated by the optionee and the optionee requests that a certificate for the remainder shares be delivered to the optionee.

            In addition to the payment of the purchase price of the shares then being purchased, an optionee shall also, pursuant to
      Section 12, pay to the Company or otherwise provide for an amount equal to the amount, if any, which the Company at the time of exercise is required to withhold under the income tax withholding provisions of the Internal Revenue Code and other applicable income tax laws.

            (d) Fair Market Value. For purposes of Sections 6(b) and (c), Fair Market Value of Common Stock shall be determined on the applicable date as follows. If the Common Stock is registered on a national securities exchange (as such term is defined by the Securities Exchange Act of 1934) or is regularly traded in the over-the-counter market on the date of determination, the Fair Market Value per share of the Common Stock shall be determined as the price equal to the mean between the high and low sales prices of a share of the Common Stock on said national securities exchange on that day [or, for purposes of Section 6(c), if no shares of the stock are traded on that date but there were shares traded on dates within a reasonable period both before and after such date, the Fair Market Value shall be the weighted average of the means between the high and low sales prices of the stock on the nearest date before and the nearest date after that date on which shares of the stock are traded] or of the mean between the high "bid" and low "asked" prices per share in said over-the-counter market on that day, as reported by the National Association of Securities Dealers Automated Quotation System (or a successor to such system). If the Common Stock is traded on two national securities exchanges, the Fair Market Value shall be determined by the weighted average Fair Market Value on such exchanges unless one of such exchanges is the American Stock Exchanges in which case Fair Market Value shall be determined by prices on that exchange. If the Common Stock is traded both on a national securities exchange and in the over-the-counter market, the Fair Market Value shall be determined by the prices on the national securities exchange, unless transactions on such exchange and in the over-the-counter market are jointly reported on a consolidated reporting system in which case the Fair Market Value shall be determined by reference to such consolidated reporting system. If the Common Stock is not listed for trading on a national securities exchange and is not regularly traded in the over-the-counter market, then the Committee shall determine the Fair Market Value of the stock from all relevant available facts which may include opinions of independent experts as to value and may take into account any recent sales and purchases of such stock to the extent they are representative.

            (e) Terms of Options; Date of Exercise. Terms of options granted under the Plan shall commence on the date of grant and shall expire on February 3, 2003, subject to Section 6(g). Each option shall become exercisable when vested.

      (f) Method of Exercise. Options shall be exercised (i) by written notice directed to the Secretary of the Company at its principal place of business, accompanied by payment [made in accordance with Section 6(c)], in cash or personal check (which will be accepted subject to collection), or by certificates for shares of the Common Stock, or by directions for withholding of shares, or by a combination of the foregoing, of the option price for the number of shares specified in the notice of exercise and by any documents required by Section 6(j), or (ii) by complying with the exercise and other provisions of any broker-directed cashless exercise/resale procedure adopted by the Company and approved by the Committee, and by delivery of any documents required by Section 6(j). The Company shall make delivery of such shares within a reasonable period of time or in accordance with applicable provisions of any such broker-directed cashless exercise/resale procedure; provided, however, that if any law or regulation requires the Company to take any action (including but not limited to the filing of a registration statement under the Securities Act of 1933 and causing such registration statement to become effective) with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

            (g) Effect of Termination of Service as a Director. If an optionee during his life ceases to be a non-employee Director of the Company (including its subsidiaries) due to voluntary resignation as a Director, voluntary decision not to stand for reelection or removal as a Director by the stockholders for cause, then the unvested portion of any option shall terminate on the earlier to occur of (i) the expiration date of the option, or (ii) the date of termination of service as a non-employee Director. If an optionee ceases to be a Director for any other reason, the unvested portion of options shall vest on the date of termination of service and may thereafter be exercised in accordance with their terms. In the event of the death of the optionee while he is a non-employee Director of the Company or after termination of such service, the vested portion any option may be exercised by his personal representatives, heirs or legatees at any time prior to the expiration of six months from the date of death of the optionee, but in no event later than the date of expiration of the option.

            (h) Adjustments Upon Changes in Capitalization. If the Common Stock should, as a result of a stock split or stock divided, combination of shares, recapitalization or other change in the capital structure of the company or exchange of Common Stock for other securities by reclassification or otherwise, be increased or decreased or changed into, or exchanged for, a different number or kind of shares of other securities of the Company, or any other corporation, then the number of shares covered by options, the number and kind of shares which thereafter may be distributed or issued under the Plan and the per share option price of options shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent dilution of or increase in the rights granted to, or available for, optionees.

            (i) Who May Exercise. No option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution; and, during the lifetime of an optionee, the option shall be exercisable only by him.

            (j) Optionee's Agreement. If, in the opinion of counsel for the Company, such action is necessary or desirable, no option shall be granted to any optionee unless at such time such optionee represents and warrants that the stock will be acquired for investment only and not for purposes of resale or distribution and makes such further representation and warranties as are deemed necessary or desirable by counsel to the Company with regard to holding and resale of the stock. If at the time of the exercise of any option, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the sale of securities, that the optionee shall represent and warrant that he is purchasing the shares that are subject to the option for investment and not with any present intention to resell or distribute the same or make other and further representations and warranties with regard to the holding and resale of the shares, the optionee, upon the request of the Committee, will execute and deliver to the Company an agreement or affidavit to such effect. All certificates issued pursuant to the exercise of any option shall be marked with a restrictive legend, if such marking, in the opinion of counsel to the Company, is necessary or desirable.

            (k) Rights as a Stockholder. An optionee shall have no rights as a stockholder with respect to shares covered by his option until the date of the issuance of the shares to him and only after such shares are fully paid. Unless specified in
      Section 6(h), no adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.

            (l) Vesting. The right to purchase 20% of the shares of Common Stock covered by an option shall vest on the date of grant. An additional 20% of the shares of Common Stock covered by an option shall vest on the February 1st next following the date of grant and on each succeeding February 1st until fully vested, provided that the optionee must be a non-employee Director of the Company on a February 1st in order for options to vest on such February 1st.

            (m)   Miscellaneous Provisions.  The Stock Option
      Agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option as the Committee shall deem advisable.

      7.    Effective Date and Termination of Plan.

      (a) The Plan shall become effective upon adoption by the Board of Directors of the Company, provided the Plan is approved by the holders of a majority of the shares of Common Stock voting on the matter at an annual or special meeting of stockholders held within twelve months of adoption by the Board of Directors.

      (b) The Plan, with respect to the granting of options, shall terminate at midnight on February 4, 1998, but the Board of Directors may terminate the Plan at any time prior to said time and date. Such termination of the Plan by the Board of Directors shall not alter or impair any of the rights or obligations under any option theretofore granted under the Plan unless the affected optionee shall so consent.

      8. Fractional Shares. If any provision of this Plan or a Stock Option Agreement would create a right to acquire a fractional share, such fractional share shall be disregarded.

      9. Successor Corporation. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company and shall continue to be binding upon the Company notwithstanding any change in ownership of the Company. The Company agrees that it will make appropriate provision for the preservation of optionees' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such transfer of assets or ownership.

      10. Non-Alienation of Benefits. Except insofar as applicable law may otherwise require, (i) no options, rights or interest of optionees or Common Stock deliverable to any optionee at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge of encumbrance of any kind, and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any such amount, whether presently or thereafter payable, shall be void; and (ii), to the fullest extent permitted by law, the Plan shall in no manner be liable for, or subject to, claims, liens, attachments or other like proceedings or the debts, liabilities, contracts, engagements, or torts of any optionee. Nothing in this
Section 10 shall prevent a optionee's rights and interests under the Plan from being transferred by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or ERISA; provided, however, that no transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee or its designee shall have been furnished before or after the death of such optionee with a copy of such will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.

      11. Listing and Qualification of Shares. The Company, in its discretion, may postpone the issuance or delivery of shares of Common Stock until completion of any stock exchange listing, or other qualification or registration of such shares under any state or federal law, rule or regulation, as the Company may consider appropriate, and may require any optionee to furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

      12. Taxes. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to options under the Plan, including, but not limited to, (i) deducting the amount required to be withheld from any amount then or thereafter payable to an optionee, beneficiary or legal representative, (ii) requiring an optionee , beneficiary or legal representative to pay to the Company the amount required to be withheld as a condition of releasing shares, or (iii) complying with applicable provisions of any broker-directed cashless exercise/resale procedure adopted by the Company pursuant to Section 6(f). If, in the exercise of an Option, the Company requires payment pursuant to (ii), then, to the extent permitted by the Company in its discretion, payment may be made in any medium provided for in subsection (d) of
Section 6.

      13. No Liability of Directors. No member of the Board or the Committee shall be personally liable by reason of any contract or other instrument executed by such member on his behalf in his capacity as a member of the Board or Committee, nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer and Director of the Company, to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan to the fullest extent permitted or required by the Company's governing instruments and, in addition, to the fullest extent of any applicable insurance policy purchased by the Company.

      14. Amendment. This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the stockholders of the Company: (1) if stockholder approval of such amendment is required for continued compliance with Rule 16b-3 of the Securities Exchange Act, or (2) if stockholder approval of such amendment is required by any other applicable laws or regulations or by the rules of the American Stock Exchange as long as the Common Stock is listed for trading on such Exchange. The Committee also may suspend the granting of options under this Plan at any time; provided, however, the Company shall not have the right initially to modify, amend or cancel any option granted before such suspension unless (1) the optionee consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in Section 6(h) of this Plan.

      15. Captions. The captions preceding the sections of the Plan have been inserted solely as a matter of convenience and shall not, in any manner, define or limit the scope or intent of any provisions of the Plan.

      16. Governing Law. The Plan and all rights thereunder shall be governed by, and construed in accordance with, the laws of the State of Georgia, without reference to the principles of conflicts of law thereof.

      17. Expenses. All expenses of administering the Plan shall be borne by the Company.

                   CHARTER MEDICAL CORPORATION
                     1994 STOCK OPTION PLAN
                      (as amended 9/15/94)


     1.  Purpose.  The purpose of the Charter Medical Corporation
1994 Stock Option Plan is to motivate and retain officers and other key employees of Charter Medical Corporation and its Subsidiaries who have major responsibility for the attainment of the primary long-term performance goals of Charter Medical
Corporation.

     2. Definitions. The following terms shall have the following meanings:

          "Board" means the Board of Directors of the Corporation.

          "Code" means the Internal Revenue Code of 1986, as amended, and the rules promulgated thereunder.

          "Committee" means a committee of two or more members of the Board constituted and empowered by the Board to administer the Plan in accordance with its terms.

          "Corporation" means Charter Medical Corporation, a
     Delaware corporation.

          "Director" means a member of the Board.

          "Disability" means a physical or mental condition under which the Participant qualifies for (or will qualify for after expiration of a waiting period) disability benefits under the long-term disability plan of the Corporation or Subsidiary that employs such Participant.

          "ERISA" means the Employee Retirement Income Security
     Act of 1974, as amended, and the rules promulgated thereunder.

          "Exchange Act" means the Securities Exchange Act of
     1934, as amended.

          "Fair Market Value" means: (1) If the Stock is listed on a national securities exchange (as such term is defined by the Exchange Act) or is traded on the Nasdaq National Market System on the date of determination, the price equal to the mean between the high and low sales prices of a share of Stock on said national securities exchange or on said Nasdaq National Market System on that day (or if no shares of the Stock are traded on that date but there were shares traded on dates within a reasonable period both before and after such date, the Fair Market Value shall be the weighted average of the means between the high and low sales prices of the Stock on the nearest date before and the nearest date after that date on which shares of the Stock are traded);
     (2) If the Stock is traded both on a national securities exchange and in the over-the-counter market, the Fair Market Value shall be determined by the prices on the national securities exchange; and (3) If the Stock is not listed for trading on a national securities exchange and is not traded on the Nasdaq National Market System or otherwise in the over-the-counter market, then the Committee shall determine the Fair Market Value of the Stock from time to time in its sole discretion.

          "Option" means an Option granted pursuant to Section 6.

          "Participant" means an employee of the Corporation or any of its Subsidiaries who is selected to participate in the Plan in accordance with Section 4.

          "Plan" means the Charter Medical Corporation 1994 Stock
     Option Plan.

          "Stock" means the common stock, par value $0.25 per share, of the Corporation.

          "Stock Option Agreement" means the written agreement or instrument which sets forth the terms of an Option granted to a Participant under this Plan.

          "Subsidiary" means any corporation, as defined in
     Section 7701 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, of which the Corporation, at the time, directly or indirectly, owns 50% or more of the outstanding securities having ordinary voting power to elect directors (other than securities having voting power only by reason of a contingency).

     3. Administration. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee, acting in its absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret the Plan, to determine the terms of each Stock Option Agreement (subject to the provisions of the Plan) and (subject to Section 18 and Rule 16b-3 under the Exchange Act, if applicable) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances. All actions of the Committee shall be binding on the Corporation, on each affected Participant and on each other person directly or indirectly affected by such action. No member of the Board shall serve as a member of the Committee unless such member is a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act. The Committee shall have the right to delegate to the chief executive officer of the Corporation the authority to select Participants and to grant Options (except to any person subject to Section 16 of the Exchange Act), subject to any review, approval, or notification required by the Committee or as may otherwise be required by law.

     4. Participation. Participants in the Plan shall be limited to those officers and employees of the Corporation or any of its Subsidiaries who have been selected to participate in the Plan by the Committee acting in its absolute discretion.

     5. Maximum Number of Shares Subject to Options. Subject to the provisions of Section 9, there shall be 1,300,000 shares of Stock reserved for use under this Plan, and such shares of Stock shall be reserved to the extent that the Committee and the Board deems appropriate from authorized but unissued shares of Stock or from shares of Stock which have been reacquired by the Corporation. Any shares of Stock subject to any Option which remain after the cancellation, expiration, exchange or forfeiture of such Option thereafter shall again become available for use under this Plan. All authorized and unissued shares issued upon exercise of Options under the Plan shall be fully paid and nonassessable shares.

     6. Grant of Options. The Committee, acting in its absolute discretion, shall have the right to grant Options to Participants under this Plan from time to time; provided, however, that the maximum number of shares of Stock issuable upon exercise of Options shall not exceed 1,300,000, subject to adjustment as provided in Section 9. No Option shall be granted after December 31, 1996. The maximum number of Options that are granted to any Participant shall not exceed 150,000, subject to adjustment as provided in Section 9.

     7. Terms and Conditions of Options. Options granted pursuant to the Plan shall be evidenced by Stock Option Agreements in such form as the Committee from time to time shall approve and including such terms and conditions not inconsistent with the provisions set forth in the Plan as the Committee may determine; provided, that such Stock Option Agreements and the Options granted shall comply with and be subject to the following terms and conditions:

          (a) Employment. Each Participant shall agree to remain in the employ of and to render services to the Corporation or a Subsidiary thereof for such period as the Committee may require in the Stock Option Agreement; provided, however, that such agreement shall not impose upon the Corporation or any Subsidiary thereof any obligation to retain the Participant in its employ for any period.

          (b) Number of Shares. Each Stock Option Agreement shall state the total number of shares of Stock to which it pertains.

          (c) Exercise Price. The exercise price per share for Options shall be Fair Market Value of the Stock on the date of grant, subject to adjustment as contemplated by Section
     9.

          (d) Medium and Time of Payment. The exercise price shall be payable upon the exercise of the Option, or as provided in Section 7(e) if the Corporation adopts a broker-directed cashless exercise/resale procedure, in each case in an amount equal to the number of shares then being purchased times the per share exercise price. Payment shall be in cash; except that the Corporation, in its sole discretion, may permit payment by delivery to the Corporation of a certificate or certificates for shares of Stock duly endorsed for transfer to the Corporation with signature guaranteed by a member firm of the New York Stock Exchange or by a national banking association. In the event of any payment by delivery of shares of Stock, such shares shall be valued on the basis of their Fair Market Value determined as of the day prior to the date of delivery. If payment is made by delivery of shares of Stock, the value of such Stock may not exceed the total exercise price payment; but the preceding clause shall not prevent delivery of a stock certificate for a number of shares having a greater value, if the number of shares to be applied to payment of the exercise price is designated by the Participant and the Participant requests that a certificate for the remainder shares be delivered to the Participant.

          In addition to the payment of the purchase price of the shares of Stock then being purchased, a Participant shall also, pursuant to Section 15, pay to the Corporation or otherwise provide for payment of an amount equal to the amount, if any, which the Corporation at the time of exercise is required to withhold under the income tax withholding provisions of the Code and other applicable income tax laws.

          (e) Method of Exercise. All Options shall be exercised (i) by written notice directed to the Secretary of the Corporation at its principal place of business, accompanied by payment made in accordance with the foregoing subsection (d) of the option exercise price for the number of shares specified in the notice of exercise and by any documents required by Section 13, or (ii) by complying with the exercise and other provisions of any broker-directed cashless exercise/resale procedure adopted by the Corporation and approved by the Committee, and by delivery of any documents required by Section 13. The Corporation shall make delivery of such shares within a reasonable period of time or in accordance with applicable provisions of any such broker-directed cashless exercise/resale procedure; provided, however, that if any law or regulation requires the Corporation to take any action (including but not limited to the filing of a registration statement under the Securities Act of 1933 and causing such registration statement to become effective) with respect to the shares specified in such notice before their issuance, then the date of delivery of such shares shall be extended for the period necessary to take such action.

          (f) Term of Options. Except as otherwise specifically provided in the Plan, the terms of all Options shall commence on the date of grant and shall expire ten years after the date of grant.

          (g) Exercise of Options. Options are exercisable only to the extent they are vested as provided in Section 8. After Options have vested in accordance with Section 8, such Options are exercisable at any time, in whole or in part during their terms if the Participant is at the time of exercise employed by the Company or a Subsidiary. If a Participant's employment with the Corporation or any Subsidiary is terminated for any reason other than death or disability, the vested portion of each Option held by such Participant on the date of such termination may be exercised for 90 days following the date of termination of employment (but not after expiration of the term of the option). In the event of the death or Disability of a Participant, the vested portion of each Option held by such Participant on the date of such event may be exercised within twelve months of the date of such event (but not after the expiration of the term of the option).

          In the event of the death of a Participant, the vested portion of each Option previously held by such Participant may be exercised within the time set forth above by the executor, other legal representative or, if none, the heir or legatee of such Participant.

          (h) Adjustments Upon Changes in Capitalization. Upon a change in capitalization pursuant to Section 9, the number of shares covered by an Option and the per share option exercise price shall be adjusted in accordance with the provisions of Section 9.

          (i) Transferability. No Option shall be assignable or transferable by the Participant except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or ERISA. The designation of a beneficiary shall not constitute a transfer; and, during the lifetime of a Participant, all Options held by such Participant shall be exercisable only by him or his lawful representative in the event of his incapacity.

          (j) Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to shares covered by his Option until the date of the issuance of the shares to him and only after such shares are fully paid. Unless specified in Section 9, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.

          (k)  Miscellaneous Provisions.  The Stock Option
     Agreements authorized under the Plan may contain such other provisions not inconsistent with the terms of this Plan as the Committee shall deem advisable.

     8. Vesting. Options granted under this Plan shall be exercisable only to the extent such Options have become vested pursuant to this Section 8. An Option shall vest at the rate of 33-1/3% of the shares covered by the Option on each of the first three anniversary dates of the grant of the Option if the Participant is an employee of the Company or a Subsidiary on such dates.

     9. Change in Capitalization. If the Stock should, as a result of a stock split or stock dividend, combination of shares, recapitalization or other change in the capital structure of the Corporation or exchange of Stock for other securities by reclassification or otherwise, be increased or decreased or changed into, or exchanged for, a different number or kind of shares or other securities of the Corporation, or any other corporation, then the number of shares covered by Options, the number and kind of shares which thereafter may be distributed or issued under the Plan and the per share option price of Options shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent dilution of or increase in the rights granted to, or available for, Participants.

     10. Fractional Shares. In the event that any provision of this Plan or a Stock Option Agreement would create a right to acquire a fractional share of Stock, such fractional share shall be disregarded.

     11. Successor Corporation. If the Company is merged or consolidated with another corporation or other legal entity and the Company is not the surviving corporation or legal entity, or in the event all or substantially all of the property or common stock of the Company is acquired by another corporation or legal entity, or in case of a dissolution, reorganization or liquidation of the Company, the Board of Directors of the Company, or the board of directors or governing body of any corporation or other legal entity assuming the obligations of the Company hereunder, shall either: (i) make appropriate provision for the preservation of Participants' rights under the Plan in any agreement or plan it may enter into or adopt to effect any of the foregoing transactions; or (ii) upon written notice to each Participant, provide that all Options, whether or not vested, may be exercised within thirty days of the date of such notice and if not so exercised, shall be terminated.

     12. Non-Alienation of Benefits. Except insofar as applicable law may otherwise require, (i) no Options, rights or interest of Participants or Stock deliverable to any Participant at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge of encumbrance of any kind, and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any such amount, whether presently or thereafter payable, shall be void; and (ii), to the fullest extent permitted by law, the Plan shall in no manner be liable for, or subject to, claims, liens, attachments or other like proceedings or the debts, liabilities, contracts, engagements, or torts of any Participant or beneficiary. Nothing in this Section 12 shall prevent a Participant's rights and interests under the Plan from being transferred by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or ERISA; provided, however, that no transfer by will or by the laws of descent and distribution shall be effective to bind the Corporation unless the Committee or its designee shall have been furnished before or after the death of such Participant with a copy of such will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.

     13. Listing and Qualification of Shares. The Corporation, in its discretion, may postpone the issuance or delivery of shares of Stock until completion of any stock exchange listing, or other qualification or registration of such shares under any state or federal law, rule or regulation, as the Corporation may consider appropriate, and may require any Participant to make such representations, including, but not limited to, a written representation that the shares are to be acquired for investment and not for resale or with a view to the distribution thereof, and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations. The Corporation may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

     14. No Claim or Right Under the Plan. No employee of the Corporation or any Subsidiary shall at any time have the right to be selected as a Participant in the Plan nor, having been selected as a Participant and granted an Option, to be granted any additional Option. Neither the action of the Corporation in establishing the Plan, nor any action taken by it or by the Board or the Committee thereunder, nor any provision of the Plan, nor participation in the Plan, shall be construed to give, and does not give, to any person the right to be retained in the employ of the Corporation or any Subsidiary, or interfere in any way with the right of the Corporation or any Subsidiary to discharge or terminate any person at any time without regard to the effect such discharge or termination may have upon such person's rights, if any, under the Plan.

     15. Taxes. The Corporation may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to Options under the Plan, including, but not limited to, (i) deducting the amount required to be withheld from salary or any other amount then or thereafter payable to a Participant, beneficiary or legal representative,
(ii) requiring a Participant, beneficiary or legal representative to pay to the Corporation the amount required to be withheld as a condition of releasing the Stock, or (iii) complying with applicable provisions of any broker-directed cashless exercise/resale procedure adopted by the Corporation pursuant to
Section 7(e).

     16. No Liability of Directors. No member of the Board or Committee shall be personally liable by reason of any contract or other instrument executed by such member on his behalf in his capacity as a member of the Board or Committee, nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless each employee, officer and Director of the Corporation, to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan to the fullest extent permitted or required by the Corporation's governing instruments and, in addition, to the fullest extent of any applicable insurance policy purchased by the Corporation.

     17. Other Plans. Nothing contained in the Plan is intended to amend, modify or rescind any previously approved compensation plans or programs entered into by the Corporation or its Subsidiaries. The Plan shall be construed to be in addition to any and all such plans or programs. No award of Options under the Plan shall be construed as compensation under any other executive compensation or employee benefit plan of the Corporation or any of its Subsidiaries, except as specifically provided in any such plan or as otherwise provided by the Committee. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power or authority of the Board to adopt such additional compensation or incentive arrangements as the Board may deem necessary or desirable.

     18. Amendment or Termination. This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the stockholders of the
Corporation: (1) if stockholder approval of such amendment is required for continued compliance with Rule 16b-3 of the Exchange Act, or (2) if stockholder approval of such amendment is required by any other applicable laws or regulations or by the rules of any stock exchange as long as the Stock is listed for trading on such exchange. The Committee also may suspend the granting of Options under this Plan at any time and may terminate this Plan at any time; provided, however, the Corporation shall not have the right to modify, amend or cancel any Option granted before such suspension or termination unless (1) the Participant consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Corporation or a transaction described in Section 11 of this Plan.

     19. Captions. The captions preceding the sections of the Plan have been inserted solely as a matter of convenience and shall not, in any manner, define or limit the scope or intent of any provisions of the Plan.

     20. Governing Law. The Plan and all rights thereunder shall be governed by, and construed in accordance with, the laws of the State of Georgia, without reference to the principles of conflicts of law thereof.

     21. Expenses. All expenses of administering the Plan shall be borne by the Corporation.

     22. Effective Date. The Plan shall be effective as of the date of its adoption by the Board, subject to approval of this Plan by the stockholders of the Corporation after the date of its adoption in accordance with the requirements of Rule 16b-3 under the Exchange Act.

                    EXECUTIVE BENEFIT PLAN



                          Plan Year

The  Plan Year for Executive Benefits is January 1 to December
31, and benefit levels will be based upon salary. Changes in benefit selections will be permitted annually, during the enrollment period.

                        FLEX Benefits

Participants may choose among tax-sheltered options to create a benefit package of the greatest value.

The amount of the FLEX Allowance is equal to 11% of base salary as of January 1.

It is important to note that to preserve the tax-favored status of benefits within the Execu-FLEX Benefit Plan, the FLEX Allowance cannot be distributed in cash under current tax law.

The  calculations  of  benefit  costs  are  estimated.   Final
calculations will be shown on Summary of Elections which will be sent to participants approximately 90 days after the enrollment period.

           Individual Long-Term Disability Coverage

Overview. Using tax-sheltered FLEX dollars, a participant can purchase a personal disability insurance policy with provisions designed especially for the needs of executives, including a much greater benefit and more liberal definition of disability.

Amount of benefit. Up to the carrier maximum.

Term of benefit. Benefits are paid until age 65, unless a participant becomes disabled after age 61:

      Total Disability Beginning         Benefit Period

             At age 62                     42 months
             At age 63                     36 months
             At age 64                     30 months
             At age 65                     24 months
             At age 66                     21 months
             At age 67                     18 months
             At age 68                     15 months
         At age 69 or older                12 months

Waiting period. Benefits commence after a 180-day waiting period.

Definition of disability. Inability to perform the duties of the participant's occupation.

Benefit offsets. Benefits are not reduced by Social Security or any other disability income payments.

Partial disability. If partially disabled, benefits are paid for loss of earnings to age 65. All income earned prior to disability will be considered when determining the percentage of income which is lost.

Policy renewal. The policy is non-cancelable and guaranteed renewable.

Portability. Participants own the disability insurance policy and may continue it if the participants leave Charter.

Benefit increases. Coverage will increase automatically each year for five years regardless of health condition. The annual increase will match actual percentage increases in income not to exceed 15%, to a maximum total benefit of $15,000 per month.

Optional provisions. The following coverages may be added to the individual long-term disability policy at an additional charge:

      -    Inflation adjustment

      -    Lifetime accident

      -    Premium refund

Group benefit is discontinued.

Tax status. Premiums for this benefit are charged against tax-sheltered FLEX dollars, and any benefits received will be subject to income tax.

However, a participant may pay some or all of the premiums with after-tax dollars to receive a tax-free benefit. The IRS considers the proportion of premiums contributed after-tax to the total of premiums paid during the prior year in determining the percentage of benefit sheltered; i.e., executive pays 60% of premium via payroll deduction, 60% of benefits received are tax free.

Evidence of insurability. FLEX disability coverage is subject to medical evidence of insurability, and a physical exam will be scheduled with a health care professional selected by the insurance company.




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Integration  of  coverage.  The  individual  disability policy
will  integrate  with  any  existing   individual   disability
policies.

Benefit charge. The FLEX account will be charged with the annual cost of the coverage selected. The annual cost will increase at approximately the same percentage amount per year for the first five years as coverage automatically increases.

                  Supplemental Survivor Plan

Overview. A participant may allocate a portion of FLEX benefit dollars to the Supplemental Survivor Plan, for additional life insurance coverage both pre- and post-retirement. Charter will assist with the purchase of a permanent insurance policy by advancing premiums for a ten-year period. This benefit option is in addition to Charter-provided Benefits Plus Plan and the Executive Survivor insurance.

Amount of benefit. A participant may elect life insurance coverage of up to four times plan entry salary over and above the Basic and Executive survivor benefits. Insurance coverage is selected in whole multiples of salary.

Benefit  increases.  The  benefit  will not increase each year with compensation. Coverage will increase  or  decrease  based
upon   the  financial  performance  of  the  investment  funds
selected.

Type   of  insurance.  This  benefit  is  provided  through  a
specially-selected variable universal life insurance policy.

Investment choices. The participant directs the investment of the premium deposits among portfolios within the insurance policy plus a Real Property Account and fixed-rate option. The participant may move the money within the portfolios up to four times per year without charge.

Charter sponsorship. To assist with the purchase of this benefit, Charter will deposit premiums, as an advance, into the life insurance contract for ten years. Upon retirement or at the end of 15 years, whichever is later, funds will be withdrawn and/or borrowed from the cash value of the policy to repay Charter's advances. The participant will retain ownership of the policy.

Post-Retirement Death Benefit. The amount and duration of the policy's post-retirement death benefit depend upon the amount of cash value retained in the policy after Charter withdraws its premium advances.

Early  policy  distribution.   A  participant  may  request an
early release of the policy when the cash value equals the cumulative premium advances.



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Split  Dollar  insurance. The insurance is provided on a Split
Dollar basis. In this case, the participant will  legally  own
the   policy.  Cash  accumulation  value  equal  to  Charter's
deposits will be legally assigned to Charter and will be paid either from proceeds at death, or from cash values upon retirement (or at the end of 15 years, if later).

Termination of employment. The Supplemental Survivor policy is portable, and the participant may elect to continue it upon leaving Charter by repaying Charter its premium advances and making future premium payments.

After-tax contributions. Based on IRS rules, the participant will make after-tax contributions through payroll deductions in equal installments. By using Split Dollar, the lowest possible rates for valuing this benefit are used when calculating payments.

Evidence of insurability. Supplemental Survivor coverage is subject to medical evidence of insurability.

Benefit  charge.  The  charge  to   the   tax-sheltered   FLEX
Allowance is for the Time Value of Money (TVM) multiplied by Charter's cumulative outstanding advances. The current TVM is 3%.

                   Spouse Survivor Benefits

Overview. The participant may allocate a portion of the participant's tax-sheltered FLEX Allowance to the Spouse
Survivor Benefit to purchase life insurance coverage on the participant's spouse.

Amount of benefit. The participant may elect either $50,000 or $100,000 of insurance coverage.

Charter sponsorship. To assist with the purchase of this benefit, Charter will deposit premiums, as an advance, into the life insurance contract for ten years.

Benefit increases. The amount of benefit does not change over time.

Type  of  insurance.  This  benefit  is  provided  through   a
specially selected universal life insurance policy.

Split Dollar insurance. The insurance is provided on a Split Dollar basis. The participant legally owns the policy. Cash accumulation value equal to Charter deposits will be assigned to Charter and will be paid either from proceeds at death or from cash values at the end of 12 years.

Policy distribution. At the end of the twelfth year, the participant will withdraw and/or borrow funds from the cash value of the policy to repay Charter's advances.



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Termination  of  employment. A spouse's policy is portable. If a participant leaves Charter before the end of 12 years, a participant may continue the policy by repaying Charter for its premium advances and by personally making future premium payments.

After-tax contributions. Based on IRS rules, a participant will make after-tax contributions through payroll deductions in equal installments. By using Split Dollar, the lowest possible rates for valuing this benefit are used when calculating payments.

Evidence of insurability. The Spouse Survivor Benefit is subject to medical evidence of insurability.

Benefit charge. The charge to a tax-sheltered FLEX Allowance is for the Time Value of Money (TVM) multiplied by Charter's cumulative outstanding advances. The current TVM is 3%.

    Executive Retirement Benefits - Annual Incentive Match

Overview. As of January 1, 1994 each Annual Incentive plan award will be matched by a 33 1/3% contribution by Charter.

Tax status. Credits to and earnings on the Annual Incentive match are tax-sheltered until the vesting date. Upon vesting, a benefit equal to the account balance will be distributed, and the participant will owe income taxes on the full amount.

Vesting. A participant may elect a vesting date from one of three options.

     -    Two years

     - Mid-term date (more than two years but less than specified retirement date)

     -    Specified retirement date

Once a participant selects a mid-term date and/or specified retirement, all future deposits will be limited to two years or the previously-selected mid-term and retirement dates. One year prior to a selected mid-term date, a participant will have the opportunity to elect a new mid-term vesting date.

The vesting date will be the earliest of the following dates:

     -    Date elected

     -    Death

     -    Termination as a result of disability





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     -    Involuntary termination without cause

Or in the case of any other termination, whether voluntary or terminated with cause:

     - Twenty-four months following any other termination, provided the participant fulfills the terms of the noncompetition agreement

Substantial risk of forfeiture. The Annual Incentive Match is subject to a substantial risk of forfeiture in the form of a non-competition agreement. The non-competition agreement stipulates that the participant will not work for a competitor in the same or similar job duties for a period of 24 months as described in the agreement.

Employer insolvency. If Charter becomes insolvent, the participant will be an unsecured creditor and will have no preferred claim to any assets. However, a special trust is being implemented to safeguard assets informally funding the Annual Incentive Match benefits from any other contingencies such as change in control of Charter.

Method of investment. A participant may elect from several investment funds within a mutual fund family. The interest credited will be equal the total investment returns on your selected funds, less any applicable loads and charges as described in the fund(s) prospectus.

Timing of deposits. Deposits will be made annually in January based on the previous year's incentive award.

    FLEX Retirement Benefits - Capital Accumulation Account

Overview. The Capital Accumulation Account is a tax-sheltered opportunity to build net worth on a medium- or long-term basis.
It is designed to be an effective means of supplementing retirement income from other sources.

This account is subject to the same elective vesting rules, the Substantial Risk of Forfeiture, and the risk of Employer insolvency as the Annual Incentive Match. A participant may elect the same or a different vesting date for a Capital Accumulation Account.

Timing of credits. FLEX Fund dollars allocated  to  the  Capital
Accumulation Account will be credited annually in April 1994.

Benefit charge. Tax-sheltered FLEX Allowance dollars are used to pay for this benefit should the participant elect it.








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